UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SCIPLAY CORPORATION
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SciPlay to Host Virtual Annual Meeting of Stockholders

LAS VEGAS – May 29, 2020 – SciPlay Corporation (NASDAQ: SCPL) (“SciPlay” or the “Company”) today announced that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) has been changed to a virtual meeting format due to public meeting restrictions and continued health concerns related to the COVID-19 pandemic. As previously announced, the Annual Meeting will be held on Wednesday, June 10, 2020 at 11:00 a.m. (Pacific Daylight Time), but stockholders will only be able to access the Annual Meeting virtually. The Company has designed the format of the virtual Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the online Annual Meeting is provided below.

Access to the Virtual Meeting. The virtual meeting will begin promptly at 11:00 a.m. (Pacific Daylight Time). Online access to the virtual meeting will open 30 minutes prior to the start of the Annual Meeting to allow time for attendees to log in and test their device’s audio system.

Log-in Instructions. In order to attend the meeting, you must pre-register at http://viewproxy.com/SciPlayCorporation/2020 by June 8, 2020 at 11:59 p.m. (Eastern Daylight Time).

Submitting Questions. Questions may be submitted during registration.

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where stockholders of record as of the record date can view and download our proxy materials and 2019 Annual Report and vote their shares in advance of the Annual Meeting. Stockholders of record as of the record date may vote their shares during the Annual Meeting (up until the closing of the polls) by following the instructions provided during the meeting.

Technical Assistance. Technical assistance is available by e-mailing virtualmeeting@viewproxy.com or dialing the toll-free number 1-866-612-8937.

Whether or not you plan to attend the Annual Meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card or voting instruction form included with previously distributed proxy materials will not be updated to reflect the change in format of the meeting. Stockholders are encouraged to read the Company’s proxy statement carefully. All information included in the proxy statement remains unchanged except with respect to the matters set forth herein.

© 2020 SciPlay Corporation. All rights reserved.

About SciPlay
SciPlay Corporation (NASDAQ: SCPL) is a leading developer and publisher of digital games on mobile and web platforms. We currently offer seven core games, including social casino games Jackpot Party Casino, Gold Fish Casino, Hot Shot Casino and Quick Hit Slots, and casual games MONOPOLY Slots, Bingo Showdown and 88 Fortunes Slots. Our social casino games typically include slots-style game play and occasionally include table games-style game play, while our casual games blend slots-style or bingo game play with adventure game features. All of our games are offered and played on multiple platforms, including Apple, Google, Facebook and Amazon, with some of our games available on Microsoft. In addition to our internally created games, our content library includes recognizable, real-world slot and table games content from Scientific Games Corporation. We have access to Scientific Games Corporation’s library of more than 1,500 iconic casino titles which we integrate across our different games. For more information, please visit sciplay.com.

Media Inquiries:
Media@scientificgames.com

Forward-Looking Statements
In this press release, SciPlay makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the SEC, including SciPlay’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for SciPlay’s ongoing obligations under the U.S. federal securities laws, SciPlay undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.